EXHIBIT 5
April 5, 2011
FSI International, Inc.
3455 Lyman Boulevard
Chaska, Minnesota 55318
Ladies and Gentlemen:
     In connection with the Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the “Registration Statement”), relating to the offering of up to an additional 500,000 shares of common stock, without par value (the “Shares”), of FSI International, Inc., a Minnesota corporation (the “Company”), pursuant to the Company’s 2008 Omnibus Stock Plan, as amended and restated, and up to an additional 1,000,000 Shares pursuant to the Company’s Employees Stock Purchase Plan, as amended and restated (collectively, the “Plans”), we have examined such corporate records and other documents, including the Registration Statement, and have reviewed such matters of law as we have deemed relevant hereto, and, based upon such examination and review, it is our opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares and that, when issued and sold as contemplated by the Plans and the Registration Statement, the Shares will be legally issued, fully paid, and nonassessable under the current laws of the State of Minnesota.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each Plan Award prior to the issuance thereof. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
     We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the federal laws of the United States of America.
     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, FAEGRE & BENSON LLP
By:	/s/ Douglas P. Long
Douglas P. Long

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